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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 1, 2001


                                   F&M BANCORP
             (Exact name of registrant as specified in its charter)

           MARYLAND                     0-12638                  52-1316473
(State or other jurisdiction of  (commission File Number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                            110 THOMAS JOHNSON DRIVE
                            FREDERICK, MARYLAND 21702
               (Address of principal executive offices) (Zip Code)

                                 (301) 694-4000
              (Registrant's telephone number, including area code)









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ITEM 5.  Other Event

June 4, 2001

Kaye A. Simmons, Chief Financial Officer
301-694-4000
www.fmbn.com
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F&M BANCORP COMPLETES CHARTER CONVERSION

     F&M Bancorp announced today that it has completed the consolidation of its two banking subsidiaries into one state banking charter. Effective June 1st, Home Federal Savings Bank began operating as a division of Farmers & Mechanics Bank. The consolidation of F&M Bancorp's two banking subsidiaries into a single state-chartered institution will provide enhanced operating efficiencies for the company. The combined bank reported assets of $1.771 billion, deposits of $1.4 billion, and equity capital of $164.4 million as of March 31, 2001. F&M Bancorp, through Farmers & Mechanics Bank and Home Federal Savings Bank, operates 54 community offices, a proprietary network of 78 ATMs, and a full service mobile Express Bank in eight contiguous counties in Maryland including Frederick, Howard, Baltimore, Carroll, Montgomery, Washington and Allegany, and Adams County, PA. A full line of financial services are offered to all customers including retail and commercial banking, a wide range of consumer and business insurance products, trust and estate planning, and financial planning and investment management services through its subsidiaries. F&M Bancorp's Hagerstown, MD-based subsidiary, Keller Stonebraker Insurance, Inc. and the Greenbelt, MD-based subsidiary Potomac Basin Group Associates, Inc., provide customers with a full line of consumer and commercial business insurance products.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            F&M BANCORP (REGISTRANT)

Dated:   June 21, 2001                      By: /s/ Kaye A Simmons
                                               -------------------------------
                                                    Kaye A. Simmons
                                                    Chief Financial Officer